                                                                    Exhibit 99.1

                                      USA
                                    NETWORKS
                                      INC

FOR IMMEDIATE RELEASE                                           OCTOBER 26, 2000


                     22% HIGHER EBITDA AT USA NETWORKS, INC.
              7 CONSECUTIVE QUARTERS OF GREATER THAN 20% EBITDA GROWTH

NEW YORK, NEW YORK, October 26, 2000 - USA Networks, Inc. (NASDAQ: USAI) announced today its financial results for the quarter ended September 30, 2000. On a pro forma comparative basis, USAi generated 22% higher EBITDA on 21% higher revenue from its operating businesses.

- USA NETWORK and SCI FI combined for a 9.9% increase in revenue to $265.1 million and 32.2% higher EBITDA to $109.6 million for Q3.

- USA averaged a 2.0 rating and delivered more adult viewers than any other cable network in primetime during the period. In the most recent period:

         - Sunday primetime is up more than 30% in household rating and in delivery of targeted adult demos even without WWF.

         - Newly acquired female targeted movies on Saturday have increased delivery to women 25-54 by 76%.

         - Recently acquired sitcoms have lifted daytime viewing in the top three adult demo categories.

         -        Late night viewing among hard to reach adults 18-34 is up 21%

- SCI FI continues its extraordinary growth, increasing revenue by 40.4% to $64.6 million and EBITDA by 67% to $22.4 million in Q3. SCI FI increased its average primetime delivery by 26% to 578,000 households in Q3 and is now the #1 network in its concentration of adult viewers 25-54, ahead of all cable and broadcast television networks.

- SCI FIs 7 1/2 hours of weekly original programming helped lift the channel's average primetine Q3 rating by 13% to a record 0.9, including a 1.0 rating during the Olympics. Original episodes of INVISIBLE MAN, produced by Studios USA, are averaging a 1.3 rating on SCI FI, and an additional 0.5 national household rating from syndication through Studios USA.

- STUDIOS USA has become the 3rd largest producer of primetime network and first-run syndicated programming, delivering three new fall series - DEADLINE, WELCOME TO NEW YORK, and THE DISTRICT - all of which are among the major networks' top-rated new shows. ARREST & TRIAL is the #1 rated new first-run series on television.

- STUDIOS USA'S LAW & ORDER began its 11th season and is delivering more adult viewers 18 - 49 than WHO WANTS TO BE A MILLIONAIRE and WEST WING during Wednesday primetime. LAW & ORDER: SVU, the only new show last year to receive a multi-year renewal, premiered this fall as the #1 show on Friday night. USA Network's airing of SVU augments NBC's delivery by more than 10% every week.

- HSN strengthened its position as the world's #1 distributed television retailer, expanding to more than 130 million households during the period.

- HSN grew its combined operating revenue by 20.2% to $422.6 million and EBITDA by 9.0% to $58.7 million in Q3.

- HSN attracted 575,000 new U.S. customers during the quarter, a 17% increase versus Q3, increasing its active customer base with virtually zero customer acquisition cost or marketing expense.

- HOT GERMANY grew revenue by 36.4% to $53.8 million and EBITDA increased by 31.4% to $4.9 million.

- TICKETMASTER sold 20.2 million tickets during the period, a 14.4% increase versus Q3 1999, and grew ticketing revenue by 18.8% to $124.9 million.

- TICKETMASTER ONLINE accounted for 25.2% of tickets sold by Ticketmaster in the U.S., Canada and U.K. versus 15.0% in Q3 1999. For the sixth consecutive month, Ticketmaster.com was the #2 Web retailer among US home users with 595,000 buying customers in August 2000, according to PC Data Online.

- HOTEL RESERVATIONS NETWORK increased revenue by 99% to $94.6 million and increased EBITDA by 110% to $13.9 million for Q3. HRN grew its affiliate base to more than 3,400 affiliate web sites and expanded into 23 additional markets during the period.

- PRECISION RESPONSE increased revenue 23% to $70.2 million and EBITDA by 34% to $11.1 million versus Q3 1999.

FINANCIAL RESULTS
On a comparative pro forma basis, USAi reported the following:


                                             THREE MONTHS ENDED SEPTEMBER 30,
                                            ---------------------------------
                                            ACTUAL     PRO FORMA
                                             2000        1999        GROWTH
                                             ----        ----        -------

                                                     ($ IN MILLIONS)
     REVENUES - OPERATING BUSINESSES
     Cable and studios...................    $336.0       $307.1        9.4%    Cable networks grew 9.9%
     Electronic retailing - domestic.....     368.8        312.3       18.1%    Combined  HSN  domestic and Germany grew 20.2%
     Electronic retailing - Germany......      53.8         39.5       36.4%
     Ticketing...........................     124.9        105.2       18.8%
     Hotel reservations..................      94.6         47.7       98.6%
     Teleservices........................      70.2         57.0       23.1%
     Other...............................       0.5          0.0
                                            -------     --------     -------
         SUB-TOTAL - OPERATING...........   1,048.9        868.7       20.7%

     REVENUES - EMERGING BUSINESSES
     Online city guides and related......      21.6          9.7
     Internet commerce...................       5.3          7.4
     Electronic commerce services........       7.2          6.2
     Electronic retailing - other
      international......................       3.9          2.5
     Broadcasting........................       5.3          2.3
     Filmed entertainment................      14.5         27.9
     Emerging networks...................       8.6          0.3
                                          ---------     --------     -------
         SUB-TOTAL - EMERGING............      66.3         56.3
                                           --------     --------     -------
         TOTAL...........................  $1,115.2       $924.9       20.6%
                                           ========     ========     =======

     EBITDA - OPERATING BUSINESSES
     Cable and studios...................    $118.5        $92.8       27.6%    Cable networks grew 32.2%
     Electronic retailing - domestic.....      53.8         50.1        7.3%    Combined  HSN  domestic and Germany grew 9.0%
     Electronic retailing - Germany......       4.9          3.7       31.4%
     Ticketing...........................      20.1         21.3       (5.7%)   (a)
     Hotel reservations..................      13.9          6.6      110.4%
     Teleservices........................      11.1          8.3       34.4%
     Corporate and other.................      (7.5)        (6.3)
                                           --------     --------     -------
         SUB-TOTAL - OPERATING...........     214.8        176.5       21.7%

     EBITDA - EMERGING BUSINESSES
     Online city guides and related......     (14.3)       (17.7)
     Internet commerce...................      (8.7)        12.8
     Electronic commerce services........      (8.0)         0.5
     Electronic retailing - other
       international.....................      (4.2)        (1.7)
     Broadcasting........................     (13.6)        (9.5)
     Filmed entertainment................      (5.8)         1.7
     Emerging networks...................      (0.3)        (0.8)
                                           --------     --------
         SUB-TOTAL - EMERGING............     (55.0)       (40.2)
                                           --------     --------     -------
         TOTAL...........................    $159.8       $136.3       18.3%
                                           ========     ========     =======

- Presented as if the acquisitions of Precision Response Corp., Hotel Reservations Network, October Films and Styleclick and the consolidation of HOT Germany had occurred at the beginning of the periods presented.
-        EBITDA is defined as net income plus, (1) provision for income taxes,
         (2) minority interest, (3) interest income and expense, (4) depreciation and amortization, (5) amortization of cable distribution fees ($8.8 million and $6.9 million, respectively), and (6) amortization of non-cash distribution and marketing expense.
- Filmed entertainment classified as an emerging business because of the start-up nature of USA Films' operations.
(a) Decline due primarily to costs related to recent acquisitions including TicketWeb and 2b Technology.

                                   -- More --

65% of the company's Q3 revenue came from direct consumer transactions, 18% was derived from affiliate and production fees, and 17% was advertising-related.

On a comparative pro forma basis for its three organizational units, USAi reported the following for its operating business:

                                           THREE MONTHS ENDED SEPTEMBER 30,
                                          ACTUAL  PRO FORMA
                                           2000     1999    GROWTH     MIX
                                                  ($ IN MILLIONS)
REVENUES - OPERATING BUSINESSES
Entertainment ....................... $    336.0  $  307.1     9.4%    32%
Electronic retailing ................      422.6     351.7    20.2%    40%
Information and Services ............      289.7     209.8    38.1%    28%
Other ...............................       (0.5)      0.0
                                      ----------  --------  -------  -----

    TOTAL ........................... $  1,048.9  $  868.7    20.7%   100%
                                      ==========  ========  =======  =====

EBITDA - OPERATING BUSINESSES
Entertainment ....................... $    118.5  $   92.8    27.6%    55%
Electronic retailing ................       58.7      53.9     9.0%    27%
Information and Services ............       45.1      36.1    24.7%    21%
Corporate and other .................       (7.5)     (6.3)            (3%)
                                      ----------  --------  -------  -----
    TOTAL ........................... $    214.8  $  176.5    21.7%   100%
                                      ==========  ========  =======  =====

EPS AND CASH NET INCOME

FULLY CONVERTED EARNINGS PER SHARE, pro forma, excluding non-operating gains and losses was ($.02) for the three months ended September 30, 2000, as compared to ($.01) excluding non-operating gains for the pro forma period in 1999. EPS growth was limited by higher income tax expense, equity losses in unconsolidated investments, higher depreciation charges, and amortization of goodwill in connection with Ticketmaster Online - Citysearch, Inc.'s acquisition of the arts and entertainment portion of Sidewalk.com in Q3 1999 and various other acquisitions by TMCS. The impact of the TMCS transactions would have reduced fully converted earnings per share excluding non-operating gains to ($.02) in the year ago period.

DILUTED LOSS PER SHARE, pro forma, excluding non-operating gains was ($.10) for the three months ended September 30, 2000, as compared to a loss of ($.08) excluding non-operating gains for the pro forma period in 1999. EPS growth was limited by higher income tax expense, equity losses in unconsolidated investments, minority interest, higher depreciation charges, and amortization of goodwill in connection with Ticketmaster Online - Citysearch, Inc.'s acquisition of the arts and entertainment portion of Sidewalk.com in Q3 1999 and various other acquisitions by TMCS. The impact of the TMCS transactions would have increased diluted loss per share excluding non-operating gains to ($.11) in the year ago period.

FULLY CONVERTED CASH NET INCOME, pro forma, or earnings before the amortization of goodwill, excluding non-operating gains was $74.2 million for the three months ended September 30, 2000, as compared to $70.2 million excluding non-operating gains for the pro forma period in 1999.

                                   -- More --

Operating Highlights - Pro Forma

ENTERTAINMENT

NETWORKS AND STUDIOS

- Networks' combined revenue grew by 9.9% to $265.1 million, and EBITDA improved by 32.2% to $109.6 million due primarily to increased advertising and affiliate revenue.


                                                      THREE MONTHS ENDED SEPTEMBER 30,
                                                          2000     1999     GROWTH
                                                          ----     ----     ------
     REVENUE ($ IN MILLIONS)
         USA Network ................................   $  200.5  $  195.3     2.7%
         SCI FI .....................................       64.6      46.0    40.4%
                                                        --------  --------    ----
           TOTAL ....................................   $  265.1  $  241.3     9.9%
                                                        ========  ========    ====
     EBITDA ($ IN MILLIONS)
         USA Network ................................   $   87.2  $   69.5    25.5%
         SCI FI .....................................       22.4      13.4    66.9%
                                                        --------  --------    ----
           TOTAL ....................................   $  109.6  $   82.9    32.2%
                                                        ========  ========    ====
     HOUSEHOLDS (IN MILLIONS @ 9/30)
         USA Network ................................       79.4      76.9       3%
         SCI FI .....................................       65.1      58.4      11%

Q3 programming highlights include:

-    USA NETWORK

     Primetime...................... Tied for top rated basic cable network with average 2.0 rating

     Demos.......................... More adult viewers in primetime than any other basic cable network

     LAW & ORDER: SVU............... Adults 25-54 up 9% from Q3 99; repeat episodes averaged 1.2 rating

     COVER ME / THE HUNTRESS........ Among cable's highest rated original dramas; 1.4 average in Wednesday prime

     US Open........................ Adults 18-34 up 33% from last year;
                                     1.4 average rating in primetime

     JAG ........................... Up 31% from last year; 1.7 average rating

     NASH BRIDGES................... Males 18-34 up 32% delivery for its time period versus last year;  1.7 average
                                     rating

-    SCI FI

     Primetime...................... Record average rating 0.9, up 13% from
                                     Q3 99; 1.0 average rating during Olympics

     Delivery....................... Record 578,000 average households, up 26%
                                     from Q3 99

     Demos.......................... Highest concentration of adults 25-54 of any network on television

     INVISIBLE MAN.................. Original episodes averaged 1.3 rating;
                                     syndication extends reach to 90% of U.S.

     FARSCAPE....................... 1.5 average rating, 50% improvement over
                                     1999

     CROSSING OVER.................. Average 0.8 rating at 11pm; 60% increase for its time period vs. Q3 99

                                   -- More --

-    STUDIOS USA

     Production..................... 3rd largest producer of primetime network and first-run syndicated
                                     programming

     LAW & ORDER.................... Beats "Millionaire" and "West Wing" in
                                     Adults 18-49 delivery in Wednesday prime

     LAW & ORDER: SVU............... 2nd season premiere was #1 show on Friday night with 9.5 rating

     DEADLINE....................... Among NBC's top-rated new series; average rating up 60% from lead-in program

     WELCOME TO NEW YORK............ 12.7 million viewers watched premiere;
                                     most popular new CBS fall show in 6 years

     THE DISTRICT................... #1 show in Saturday primetime; among CBS's top-rated new series

     ARREST & TRIAL................. #1 new first-run series; 2.5 mm average delivery, up 13% since debut

     Talk shows..................... 3 of top 7; Maury is #1 among all talk shows in  ratings  growth,  up 13% from
                                     `99/00


ELECTRONIC RETAILING

ELECTRONIC RETAILING - DOMESTIC

- HSN's domestic business grew revenue by 18.1% to $368.8 million and EBITDA by 7.3% to $53.8 million due, primarily, to increased units shipped and a slightly higher average price point in Q3.

-        HSN highlights include:


                                                         THREE MONTHS ENDED
                                                            SEPTEMBER 30,
                                                         ------------------
                                                            2000     1999
                                                            ----     ----
Units shipped (IN MILLIONS).............................    8.2      7.8
Domestic on-air gross profit %..........................   34.7%    35.4%
    (reflects new accounting rule*)
Return rate.............................................   20.2%    19.1%
HSN U.S. cable / DBS homes (IN MILLIONS @ 9/30) ........   64.6     57.6

     * In connection with new accounting regulations, HSN has reclassified shipping and handling revenue from cost of goods sold to revenue. This reclassification had no effect on HSN's reported EBITDA and no significant effect on revenue growth. The effect of the reclassification was to increase HSN revenue and decrease gross-profit for all periods presented.

                                   -- More --

-        HSN highlights include:

         New customers............  Broader home category attracted majority of
                                    1.7 million new customers in 9 months

         NFL Shop.................  Exclusive programming has attracted 23% new customers since August launch

         Barbra Streisand......... Exclusive TV retailer for Timeless CD commemorating final live performance

         Betula by Birkenstock.... Launched men's show segment in August, sold an average 1,000 units per minute

-        HSN.com highlights include:

         Sales.................... Nearly $10 million in Q3 sales and profitable EBITDA

         Customers................ Grew its active customers base by 60%

         Functionality............ 99% error-free operating rate since site redesign in August 2000

ELECTRONIC RETAILING - INTERNATIONAL

- HSN's international services' households, live hours per day, and ownership stake:


                                                           TV HOUSEHOLDS    LIVE HOURS
                                                        ------------------- ----------
Consolidated:                                           9/00   9/99  GROWTH   DAILY    STAKE
-------------                                           ----   ----  ------   -----    -----
                                                           (IN MILLIONS)
     HOT Germany (includes Austria and Switzerland)     28.8   22.7    6.1   16 hours    42%
     Home Shopping en Espanol (U.S.) ..............      5.1    2.7    2.4   12 hours   100%

Unconsolidated:
     TVSN (China) .................................     22.4     --   22.4    5 hours    21%
     Shop Channel (Japan) .........................      8.6    6.6    2.0    8 hours    30%
     HOT LeGrand Magasin (Belgium) ................      1.4     --    1.4    6 hours    47%


INFORMATION AND SERVICES

TICKETING OPERATIONS / ONLINE TICKETING

- Combined Ticketmaster / Ticketmaster Online revenue increased by 18.8% to $124.9 million in Q3 due to market growth, including a 14.8% increase in tickets sold to 20.2 million. EBITDA fell 5.7% to $20.1 million in Q3 due primarily to costs related to recent acquisitions including TicketWeb and 2b Technology.

- Ticketmaster.com accounted for 25.2% of total tickets sold by Ticketmaster in the U.S., Canada, and U.K., versus 15.0% in the year ago period. The top-selling events during the period included Ringling Bros. and Barnum & Bailey, WWF, *NSYNC, Dixie Chicks, and Tina Turner.

- For the sixth consecutive month, Ticketmaster.com was the #2 Web retailer among US home users with 595,000 buying customers in August 2000, according to PC Data Online.

                                   -- More --

-        Ticketing highlights include:


                                                             THREE MONTHS ENDED SEPTEMBER 30,
                                                             --------------------------------
                                                            2000        1999            GROWTH
                                                            ----        ----            ------
     Number of tickets sold (IN MILLIONS).............      20.2         17.6           14.8%
     Gross value of tickets sold (IN MILLIONS)........    $781.6       $650.8           20.1%
     Revenue per ticket - combined....................      $5.67        $5.34           6.2%
     Revenue per ticket - online......................      $6.72        $6.45           4.2%  (United States, Canada, U.K.)
     Share of tickets sold online.....................      25.2%        15.0%

HOTEL RESERVATIONS

- Hotel Reservations Network grew revenue by 99% to $94.6 million, increased EBITDA by 110% to $13.9 million, and sold 92% more hotel room nights versus Q3 1999.

- HRN increased its affiliate base to more than 3,400 affiliate web sites during the period.

- HRN sold 1,732,000 room nights during the first nine months of 2000, compared to 846,000 rooms for the same period last year.


                                                        THREE MONTHS ENDED SEPTEMBER 30,
                                                        --------------------------------
                                                         2000        1999      GROWTH
                                                         ----        ----      ------
     Hotel room nights sold (ROUNDED).............      717,000      374,000      92%
     Portion of total revenues generated online...          94%          85%
     Affiliate revenues as % of total revenue.....          53%          44%
     Cities served (AS OF 9/30)...................           83          38      118%

ONLINE CITY GUIDES AND RELATED

- TMCS's total network traffic grew to an estimated 773 million page views during the period, an increase of 108% from Q3 1999. TMCS's combined reach among home and work users increased to 9.7%, and unique users grew 58% to 7.8 million in September.

- TMCS's combined personals sites, including Match.com and One and Only, attracted a monthly average of 1.7 million unique users in Q3 2000, a 73% annual increase from a year ago. The personals sites currently have nearly 9 million registrants, and approximately 165,000 affiliate sites.

- Citysearch launched its first national advertising television campaign on USA Network and SCI FI during the period.

INFORMATION AND SERVICES HIGHLIGHTS ALSO INCLUDE:

- PRECISION RESPONSE grew revenue 23% to 70.2 million while reducing the concentration of its top ten revenue-producing clients to 65% from approximately 70% in the year-ago period. PRC's new clients include Amway, IDT, Nextlink and West AWS.

- STYLECLICK launched its new merchandising technology and announced strategic alliances with About, Inc., Barrow Industries, Diane von Furstenberg, and Dr. Jay's.

- ECS's Short Shopping generated $1.3 million in revenue during Q3 from contextual selling spots, including during USA Network's coverage of the US Open.

- NBA. com, in partnership with ECS, launched the 2000/2001 season with NBA On-Sale 2000, the first league-wide single game ticket sale. Year-to-date, ECS has processed more than 40,000 merchandise orders for NBA.com.

                                   -- More --

STATEMENTS OF OPERATIONS

Due to regulatory restrictions, Universal and Liberty own a significant portion of their interests in USAi through USAi subsidiaries. This structure causes USAi to record net losses in situations where net income would otherwise have been recorded if their ownership were entirely in USAi common stock. Fully converted earnings per share reflect the impact as if all shares exchangeable into common stock had been exchanged during the period.

The actual quarterly results are not comparable due to:

1)       the acquisition of Hotel Reservations Network in May 1999;

2) the acquisition of October Films and certain assets of Polygram Filmed Entertainment in May 1999;

3) TMCS's acquisition of the arts and entertainment portion of Sidewalk.com, Match.Com, and One and Only Network;

4)       the consolidation of Home Order Television as of January 1, 2000; and

5)       the acquisition of Styleclick.com in August 2000.


SHARES OUTSTANDING AND MARKET CAPITALIZATION

As of October 20, 2000, USAi had outstanding 729.3 million shares, including exchangeable securities, with an aggregate market capitalization of approximately $13.1 BILLION.

IMPORTANT DISCLOSURES

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the information relating to possible or assumed future results of operations of USAi, including those preceded by, followed by or that include the words "believes," "projects," "expects," "anticipates" or similar expressions. These statements reflect the current views of USAi with respect to future events. The following important factors, in addition to those described in USAi's filings with the Securities and Exchange Commission, could affect the future results of USAi, and could cause those results to differ materially from those expressed in the forward-looking statements: material adverse changes in economic conditions in the markets served by our businesses; future regulatory actions and conditions in our businesses' operating areas; competition from others; successful integration of our divisions, including recently acquired businesses; product demand and market acceptance; the ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; and obtaining and retaining key executives and employees. These forward-looking statements are made as of the date of this press release, and USAi undertakes no obligation to update or revise them, whether as a result of new information, future events or any other reason.

The financial, statistical and other information contained herein is unaudited. USA Network and SCI FI ratings and household delivery data per NMR Galaxy Explorer for NHI defined periods versus same weeks previous year. Subscriber counts based on Nielsen People Meter Installed Sample, September `00 vs. `99. All ratings within each network's coverage area. Studios' syndicated program ratings per NSS (GAA % where applicable), and broadcast network data per NTI for comparable time periods. TMCS and competitor unique users and national reach data per Media Metrix (Digital Media Universe) Key Measures Report, September 2000. SCI FI.com user data per I/PRO Research, September 2000. Subject to qualifications.

USA Networks, Inc. (NASDAQ: USAI) is focused on the new convergence of entertainment, information and direct selling. Formed in February 1998, the Company is organized into three distinct but interrelated units which include the following assets: USA Entertainment's USA Network, SCI FI Channel, TRIO, NWI, Studios USA, USA Films, USA Broadcasting and Interactive Entertainment; USA Electronic Retailing's HSN, HSN International, HSN Interactive; and USA Information and Services' Ticketmaster, Ticketmaster Online-Citysearch (NASDAQ:
TMCS), Match.com, Hotel Reservations Network (NASDAQ: ROOM), Electronic Commerce Solutions, Styleclick, Inc. (NASDAQ: IBUY) and Precision Response Corporation.

CONTACTS:          MEDIA RELATIONS:        INVESTOR RELATIONS:
                   Adrienne Becker           Roger Clark
                   212-314-7254              212-314-7400

                       USA NETWORKS, INC. AND SUBSIDIARIES
                          Business Segment Information
                                    Unaudited
                               ( $ IN THOUSANDS )


                                                              THREE MONTHS ENDED SEPTEMBER 30,

                                                  PRO FORMA (a)     ACTUAL    PRO FORMA (a)    ACTUAL
                                                  -------------     ------    -------------    ------
                                                      2000         2000           1999           1999
                                                      ----         ----           ----           ----
REVENUES - OPERATING BUSINESSES
   Cable and studios                            $   336,047    $   336,047    $   307,094    $   307,094
   Electronic retailing - domestic                  368,773        368,773        312,259        312,259
   Electronic retailing - Germany                    53,841         53,841         39,481             --
   Ticketing                                        124,929        124,929        105,188        105,188
   Hotel reservations                                94,619         94,619         47,652         47,652
   Teleservices                                      70,162         70,162         57,006             --
   Other                                                509            509             --             --
                                                -----------    -----------    -----------    -----------
    SUB-TOTAL                                     1,048,880      1,048,880        868,680        772,193

REVENUES - EMERGING BUSINESSES
   Online city guides and related                    21,562         21,562          9,673          9,673
   Internet commerce                                  5,291          5,147          7,447          6,660
   Electronic commerce services                       7,174          7,174          6,168          6,168
   Electronic retailing - other international         3,935          3,935          2,459          2,459
   Broadcasting                                       5,263          5,263          2,341          2,341
   Filmed entertainment (c)                          14,468         14,468         27,912         27,912
   Emerging networks                                  8,591          8,591            266            266
                                                -----------    -----------    -----------    -----------
    SUB-TOTAL                                        66,284         66,140         56,266         55,479
                                                -----------    -----------    -----------    -----------
    Total                                       $ 1,115,164    $ 1,115,020    $   924,946    $   827,672
                                                ===========    ===========    ===========    ===========

EBITDA - OPERATING BUSINESSES (b)
   Cable and studios                            $   118,453    $   118,453    $    92,834    $    92,834
   Electronic retailing - domestic                   53,798         53,798         50,130         50,130
   Electronic retailing - Germany                     4,922          4,922          3,746             --
   Ticketing                                         20,055         20,055         21,262         21,262
   Hotel reservations                                13,907         13,907          6,610          6,654
   Teleservices                                      11,120         11,120          8,275             --
   Corporate and other                               (7,494)        (7,494)        (6,334)        (6,334)
                                                -----------    -----------    -----------    -----------
    SUB-TOTAL                                       214,761        214,761        176,523        164,546

EBITDA - EMERGING BUSINESSES
   Online city guides and related                   (14,307)       (14,307)       (17,680)       (17,680)
   Internet commerce                                 (8,734)        (7,290)       (12,807)        (8,292)
   Electronic commerce services                      (8,001)        (8,001)           483            483
   Electronic retailing - other international        (4,213)        (4,213)        (1,728)        (1,728)
   Broadcasting                                     (13,563)       (13,563)        (9,463)        (9,463)
   Filmed entertainment (c)                          (5,819)        (5,819)         1,735          1,735
   Emerging networks                                   (339)          (339)          (787)          (787)
                                                -----------    -----------    -----------    -----------
    SUB-TOTAL                                       (54,976)       (53,532)       (40,247)       (35,732)
                                                -----------    -----------    -----------    -----------
    Total                                       $   159,785    $   161,229    $   136,276    $   128,814
                                                ===========    ===========    ===========    ===========


(a) Presented as if the acquisitions of Styleclick, Precision Response Corp., Hotel Reservations Network and October Films and the consolidation of HOT Germany had occurred at the beginning of the period presented.
(b)      EBITDA is defined as net income plus, (1) provision for income taxes,
         (2) interest income and expense, (3) depreciation and amortization, (4) amortization of cable distribution fees of $8,845 and $6,938, (5) amortization of non-cash distribution and marketing expense, and
         (6) minority interest.
(c) Filmed entertainment classified as an emerging business because of the start-up nature of USA Films' operations.

                       USA NETWORKS, INC. AND SUBSIDIARIES
                          BUSINESS SEGMENT INFORMATION
                                    UNAUDITED
                               ( $ IN THOUSANDS )



                                                                    NINE MONTHS ENDED SEPTEMBER 30,

                                               PRO FORMA (a)       ACTUAL            PRO FORMA (a)        ACTUAL
                                             ----------------  ---------------     -----------------  -------------
                                                   2000             2000                 1999              1999
                                             ----------------  ---------------     -----------------  -------------


REVENUES - OPERATING BUSINESSES
   Cable and studios                             $ 1,105,688      $ 1,105,688            $ 955,032       $ 955,032
   Electronic retailing - domestic                 1,071,203        1,071,203              935,192         935,192
   Electronic retailing - Germany                    162,220          162,220              116,216              --
   Ticketing                                         395,909          395,909              324,614         324,614
   Hotel reservations                                227,964          227,964              108,371          70,670
   Teleservices                                      210,023          140,374              153,344              --
   Other                                               1,568            1,568                6,894           6,894
                                             ----------------  ---------------     ----------------   -------------
    SUB-TOTAL                                      3,174,575        3,104,926            2,599,663       2,292,402

REVENUES - EMERGING BUSINESSES
   Online city guides and related                     58,776           58,776               22,362          22,362
   Internet commerce                                  19,444           17,555               26,641          21,489
   Electronic commerce services                       15,634           15,634               14,470          14,470
   Broadcasting                                       13,620           13,620                5,691           5,691
   Electronic retailing - other international         10,333           10,333                6,275           6,275
   Filmed entertainment (d)                           65,548           65,548               56,974          39,687
   Emerging networks                                  12,862           12,862                  693             693
                                             ----------------  ---------------     ----------------   -------------
    SUB-TOTAL                                        196,217          194,328              133,106         110,667
                                             ----------------  ---------------     ----------------   -------------
    Total                                        $ 3,370,792      $ 3,299,254          $ 2,732,770     $ 2,403,070
                                             ================  ===============     ================   =============


EBITDA - OPERATING BUSINESSES (b)
   Cable and studios                               $ 396,580        $ 396,580            $ 308,024       $ 308,024
   Electronic retailing - domestic                   161,965          161,965              140,408         140,408
   Electronic retailing - Germany                     16,713           16,713                9,264              --
   Ticketing                                          79,006           79,006               67,930          67,930
   Hotel reservations                                 35,004           35,004               15,827          10,177
   Teleservices                                       32,508           23,047               20,585              --
   Corporate and other                               (26,181)         (37,781)             (25,560)        (25,560)
                                             ----------------  ---------------     ----------------   -------------
    SUB-TOTAL                                        695,595          674,534              537,478         500,979
   Executive consulting arrangement (c)              (11,600)

EBITDA - EMERGING BUSINESSES
   Online city guides and related                    (47,774)         (47,774)             (40,418)        (40,418)
   Internet commerce                                 (34,593)         (23,628)             (35,155)        (26,010)
   Electronic commerce services                      (19,847)         (19,847)                 768             768
   Electronic retailing - other international         (7,467)          (7,467)              (3,975)         (3,975)
   Broadcasting                                      (41,258)         (41,258)             (30,367)        (30,367)
   Filmed entertainment (d)                           (5,971)          (5,971)               1,849           1,963
   Emerging networks                                  (4,602)          (4,602)              (1,885)         (1,885)
                                             ----------------  ---------------     ----------------    ------------
    SUB-TOTAL                                       (161,512)        (150,547)            (109,183)        (99,924)
                                             ----------------  ---------------     ----------------    -------------
    Total                                          $ 522,483        $ 523,987            $ 427,295       $ 401,055
                                             ================ ===============     =================    ============


(a) Presented as if the acquisitions of Styleclick, Precision Response Corp., Hotel Reservations Network and October Films and the consolidation of HOT Germany had occurred at the beginning of the period presented.

(b)      EBITDA is defined as net income plus, (1) provision for income taxes,
         (2) interest income and expense, (3) depreciation and amortization, (4) amortization of cable distribution fees of $25,335 and $19,214,
         (5) amortization of non-cash distribution and marketing expense, and
         (6) minority interest.

(c) As part of a resignation agreement with a senior executive, the company recorded one-time compensation expense related to a consulting arrangement.

                       USA NETWORKS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                    UNAUDITED
                    ( $ IN THOUSANDS, EXCEPT PER SHARE DATA )


                                                                     THREE MONTHS ENDED SEPTEMBER 30,

                                                       PRO FORMA      ACTUAL(b)        PRO FORMA(a)(b)    ACTUAL(b)
                                                     -------------- --------------     --------------- ---------------
                                                         2000           2000                1999            1999
                                                     -------------- --------------     --------------- ---------------
Revenues, net                                          $ 1,115,164    $ 1,115,020           $ 924,946       $ 827,672

Operating costs and expenses:
   Costs related to revenues                               673,600        673,539             494,728         427,362
   Other costs and expenses                                281,779        280,252             293,942         271,496
   Amortization of non cash distribution and marketing
     expense (c)                                             2,693          2,693                  --              --
   Amortization of cable distribution fees                   8,845          8,845               6,938           6,938
   Depreciation and amortization                           146,370        141,564             116,526          83,544
                                                     -------------- --------------     --------------- ---------------
    Total operating costs and expenses                   1,113,288      1,106,894             912,134         789,340
                                                     -------------- --------------     --------------- ---------------
    Operating income                                         1,876          8,126              12,812          38,332

Interest expense, net                                       (9,617)        (9,555)            (12,436)        (12,222)
Gain on sale of securities                                      --             --              39,451          39,451
Other, net (e)                                              69,907         69,907              (3,641)           (509)
                                                     -------------- --------------     --------------- ---------------
                                                            60,290         60,352              23,374          26,720
                                                     -------------- --------------     --------------- ---------------
Earnings before income taxes and
   minority interest                                        62,166         68,478              36,186          65,052

Income tax expense                                         (23,034)       (23,640)            (21,819)        (24,947)
Minority interest                                          (58,619)       (63,004)            (33,889)        (47,785)
                                                     -------------- --------------     --------------- ---------------
Net loss                                                 $ (19,486)     $ (18,165)          $ (19,522)       $ (7,680)
                                                     ============== ==============     =============== ===============
Fully converted net earnings (loss), excluding
  one-time charges and non-operating gains               $ (17,774)     $ (13,133)          $  (5,674)        $10,541
                                                     ============== ==============     =============== ===============

Weighted average shares                                    367,799        367,799             357,771         333,426
                                                     ============== ==============     =============== ===============
Weighted average diluted shares                            367,799        367,799             357,771         333,426
                                                     ============== ==============     =============== ===============
Weighted average fully converted shares                    754,750        754,750             757,291         732,946
                                                     ============== ==============     =============== ===============

Basic and diluted loss per share                            $ (.05)        $ (.05)             $ (.05)         $ (.02)
                                                     ============== ==============     =============== ===============

Basic and diluted loss per share,
excluding one-time charges and non-operating gains          $ (.10)        $ (.09)             $ (.08)         $ (.05)
                                                     ============== ==============     =============== ===============

Fully converted earnings (loss) per share, excluding
  one-time charges and non-operating gains                  $ (.02)        $ (.02)             $ (.01)          $ .01
                                                     ============== ==============     =============== ===============

EBITDA (D)                                                $159,785      $ 161,229           $ 136,276       $ 128,814
                                                     ============== ==============     =============== ===============


(a) Presented as if the acquisitions of Styleclick, Precision Response Corp., Hotel Reservations Network and October Films and the consolidation of HOT Germany had occurred at the beginning of the period presented.
(b) Earnings (loss) per common share data and shares outstanding retroactively reflect the impact of two-for-one common stock and Class B common stock split paid on February 24, 2000.
(c) Amortization of warrants and stock issued in exchange for distribution and marketing services.
(d) EBITDA is defined as net income plus, (1) provision for income taxes, (2) interest income and expense, (3) depreciation and amortization, (4) amortization of cable distribution fees of $8,845 and $6,938, (5) amortization of non-cash distribution and marketing expense, and
     (6) minority interest.
(e) Includes non-operating gain related to Styleclick merger of $104.6 million and non-operating losses related to equity investments of $30.5 million.

                       USA NETWORKS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                    UNAUDITED
                    ( $ IN THOUSANDS, EXCEPT PER SHARE DATA )


                                                                     NINE MONTHS ENDED SEPTEMBER 30,
                                                    PRO FORMA (a)(b)    ACTUAL (b)    PRO FORMA (a)(b)     ACTUAL (b)
                                                    ----------------  -------------   ----------------    -----------
                                                           2000           2000              1999              1999
                                                    ----------------  -------------   ----------------    -----------

Revenues, net                                           $ 3,370,792    $ 3,299,254         $ 2,732,770    $ 2,403,070

Operating costs and expenses:
   Costs related to revenues                              2,024,823      1,970,334           1,465,124      1,234,858
   Other costs and expenses                                 823,486        804,933             840,351        767,157
   Amortization of non cash distribution and
     marketing expense (c)                                    4,414          4,414                  --             --
   Amortization of cable distribution fees                   25,335         25,335              19,213         19,213
   Depreciation and amortization                            429,924        380,830             337,449        230,582
                                                     --------------  -------------     ---------------    -----------
    Total operating costs and expenses                    3,307,982      3,185,846           2,662,136      2,251,810
                                                     --------------  --------------     --------------    ------------
    Operating income                                         62,810        113,408              70,634        151,260

Interest expense, net                                       (27,696)       (26,956)            (43,759)       (36,936)
Gain on sale of securities                                       --             --              89,721         89,721
Other, net (e)                                               67,360         67,362              (5,726)         1,986
                                                     --------------  --------------     --------------    ------------
                                                             39,664         40,406              40,236         54,771
                                                     --------------  --------------     --------------    ------------
Earnings before income taxes and
   minority interest                                        102,474        153,814             110,870        206,031

Income tax expense                                          (74,993)       (74,139)            (56,069)       (65,302)
Minority interest                                          (114,179)      (145,299)           (111,683)      (150,582)
                                                     --------------  --------------     --------------    ------------
Net loss                                                  $ (86,698)     $ (65,624)          $ (56,883)      $ (9,853)
                                                     ==============  ==============     ==============    ============

Fully converted net earnings (loss), excluding
  one-time charges and non-operating gains                $ (27,411)      $  3,580           $ (26,800)      $ 29,385
                                                     ==============  ==============     ==============    ============

Weighted average shares                                     363,980        355,184             349,833        324,842
                                                     ==============  ==============     ==============    ============
Weighted average diluted shares                             363,980        355,184             349,833        324,842
                                                     ==============  ==============     ==============    ============
Weighted average fully converted shares                     752,756        743,960             740,561        715,570
                                                     ==============  ==============     ==============    ============

Basic and diluted loss per share                             $ (.24)        $ (.18)             $ (.16)        $ (.03)
                                                     ==============  ==============     ==============    ============
Basic and diluted loss per share, excluding
  one-time charges and non-operating gains                   $ (.27)        $ (.22)             $ (.22)        $ (.09)
                                                     ==============  ==============     ==============    ============
Fully converted earnings per share, excluding
  one-time charges and non-operating gains                   $ (.04)         $  --              $ (.04)         $ .04
                                                     ==============  ==============     ==============    ============

EBITDA (d)                                                $ 522,483      $ 523,987           $ 427,295      $ 401,055
                                                     ==============  ==============     ==============    ============

(a) Presented as if the acquisitions of Styleclick, Precision Response Corp., Hotel Reservations Network and October Films and the consolidation of HOT Germany had occurred at the beginning of the period presented.
(b) Earnings (loss) per common share data and shares outstanding retroactively reflect the impact of two-for-one common stock and Class B common stock split paid on February 24, 2000.
(c) Amortization of warrants and stock issued in exchange for distribution and marketing services.
(d) EBITDA is defined as net income plus, (1) provision for income taxes, (2) interest income and expense, (3) depreciation and amortization, (4) amortization of cable distribution fees of $25,335 and $19,214, (5) amortization of non-cash distribution and marketing expense, and
      (6) minority interest.
(e) Includes non-operating gain related to Styleclick merger of $104.6 million and non-operating losses related to equity investments of $30.5 million.

                       USA NETWORKS, INC. AND SUBSIDIARIES
                            SUPPLEMENTAL INFORMATION
                                    UNAUDITED
                    ( $ IN THOUSANDS, EXCEPT PER SHARE DATA )


                                                                            THREE MONTHS ENDED SEPTEMBER 30,

                                                            PRO FORMA    ACTUAL (b)   PRO FORMA (a)(b)   ACTUAL (b)
                                                           -----------  -----------   ----------------- ------------
                                                               2000         2000              1999         1999
                                                           -----------  -----------   ----------------- ------------

RECONCILIATION OF FULLY CONVERTED NET EARNINGS:
  Net earnings (loss)                                       $ (19,486)   $ (18,165)       $ (19,522)      $  (7,680)
  Impact of one-time charges and non-operating
    gains, net of tax                                         (45,029)     (45,029)         (22,882)        (22,882)
                                                            ---------    ---------        ---------       ---------

  Net loss, excluding one-time charges and non-
    operating gains                                           (64,515)     (63,194)         (42,404)        (30,562)
  Impact of minority interest, net of tax                      46,741       50,061           36,730          41,103
                                                            ---------    ---------        ---------       ---------
  FULLY CONVERTED NET EARNINGS (LOSS), EXCLUDING ONE-TIME
      CHARGES AND NON-OPERATING GAINS                       $ (17,774)   $ (13,133)       $  (5,674)      $  10,541
                                                            =========    =========        =========       =========


Weighted average shares                                       367,799      367,799          357,771         333,426
                                                            =========    =========        =========       =========
Weighted average diluted shares                               367,799      367,799          357,771         333,426
                                                            =========    =========        =========       =========
Weighted average fully converted shares                       754,750      754,750          757,291         732,946
                                                            =========    =========        =========       =========


  Basic and diluted earnings (loss) per share, excluding
    one-time charges and non-operating gains                $    (.09)   $    (.09)       $    (.08)      $    (.05)
                                                            =========    =========        =========       =========
  Fully converted earnings per share, excluding one-time
    charges and non-operating gains                         $    (.02)   $    (.02)       $    (.01)      $     .01
                                                            =========    =========        =========       =========



RECONCILIATION OF FULLY CONVERTED CASH NET INCOME:
  Net earnings (loss)                                       $ (19,486)   $ (18,165)       $ (19,522)      $  (7,680)
  Impact of minority interest, net of tax                      46,741       50,061           36,730          41,103
  Impact of goodwill amortization, net of tax and
    minority interest                                          91,948       91,905           75,914          36,317
                                                            ---------    ---------        ---------       ---------
  Cash net income                                             119,203      123,801           93,122          69,740
  Impact of one-time charges and non-operating gains,
    net of tax                                                (45,029)     (45,029)         (22,882)        (22,882)
                                                            ---------    ---------        ---------       ---------
  FULLY CONVERTED CASH NET INCOME, EXCLUDING ONE-TIME
    CHARGES AND NON-OPERATING GAINS                         $  74,174    $  78,772        $  70,240       $  46,858
                                                            =========    =========        =========       =========


(a) Presented as if the acquisitions of Styleclick, Precision Response Corp., Hotel Reservations Network and October Films and the consolidation of HOT Germany had occurred at the beginning of the period presented.
(b) Earnings (loss) per common share data and shares outstanding retroactively reflect the impact of two-for-one common stock and Class B common stock split paid on February 24, 2000.

                       USA NETWORKS, INC. AND SUBSIDIARIES
                            Supplemental Information
                                    Unaudited
                    ( $ IN THOUSANDS, EXCEPT PER SHARE DATA )


                                                                            NINE MONTHS ENDED SEPTEMBER 30,

                                                                PRO FORMA (a)(b)  ACTUAL (b)  PRO FORMA (a)(b)  ACTUAL (b)
                                                                ----------------- ----------  ----------------- ----------
                                                                        2000        2000             1999          1999
                                                                ----------------- ----------  ----------------- ----------
RECONCILIATION OF FULLY CONVERTED NET EARNINGS:
  Net earnings (loss)                                                $ (86,698)   $ (65,624)      $ (57,223)     $  (9,853)
  Impact of one-time charges and non-operating gains, net of tax       (38,301)     (38,301)        (52,038)       (52,038)
                                                                     ---------    ---------       ---------      ---------
  Net loss, excluding one-time charges and non-operating gains        (124,999)    (103,925)       (108,921)       (61,891)
  Impact of minority interest, net of tax                               97,589      107,505          82,121         91,276
                                                                     ---------    ---------       ---------      ---------
  FULLY CONVERTED NET EARNINGS (LOSS), EXCLUDING ONE-TIME
    CHARGES AND NON-OPERATING GAINS                                  $ (27,411)   $   3,580       $ (26,800)     $  29,385
                                                                     =========    =========       =========      =========


Weighted average shares                                                363,980      355,184         349,833        324,842
                                                                     =========    =========       =========      =========
Weighted average diluted shares                                        363,980      355,184         349,833        324,842
                                                                     =========    =========       =========      =========
Weighted average fully converted shares                                752,756      743,960         740,561        715,570
                                                                     =========    =========       =========      =========


  Basic and diluted loss per share, excluding one-time charges and
    non-operating gains                                              $    (.27)   $    (.22)      $    (.22)     $    (.09)
                                                                     =========    =========       =========      =========
  Fully converted earnings per share, excluding one-time charges
    and non-operating gains                                          $    (.04)   $     .00       $    (.04)     $     .04
                                                                     =========    =========       =========      =========

(a) Presented as if the acquisitions of Styleclick, Precision Response Corp., Hotel Reservations Network and October Films and the consolidation of HOT Germany had occurred at the beginning of the period presented.
(b) Earnings (loss) per common share data and shares outstanding retroactively reflect the impact of two-for-one common stock and Class B common stock split paid on February 24, 2000.